As filed with the Securities and Exchange Commission on August 30, 2002

                                                      Registration No. 333-36632
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SEMTECH CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                     95-2119684
    (State or other jurisdiction of                      (I.R.S. Employer
    Incorporation or organization)                    Identification Number)

        200 Flynn Road, Camarillo, California 93012-8790, (805) 498-2111
         (Address, including zip code, and telephone number, including
             Area-code, of registrant's principal executive offices)

             John D. Poe
      Chairman of the Board and                       Copies to:
       Chief Executive Officer                 Robert A. Miller, Jr., Esq.
         Semtech Corporation              Paul, Hastings, Janofsky & Walker LLP
            200 Flynn Road                  515 S. Flower Street, 25th Floor
   Camarillo, California 93012-8790              Los Angeles, CA 90071
           (805) 498-2111                           (213) 683-6000
  (Name, address, including zip code,      (Name, address, including zip code,
 and telephone number, including area     and telephone number, including area
     code, of agent for service)              code, of agent for service)


Approximate date of commencement of proposed sale to the public: The sale of the 4 1/2% Convertible Subordinated Notes Due 2007 and common stock issuable upon conversion thereof pursuant to this Registration Statement terminated on August 2, 2002.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
   box.......................................................................|_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
   interest reinvestment plans, check the following box......................|_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
   effective registration statement for the same offering........|_|____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the
   same offering.................................................|_|____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following
   box.......................................................................|_|

                              --------------------
                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                          DE-REGISTRATION OF SECURITIES

               Semtech Corporation, (the "Registrant") registered $400,000,000 in aggregate principal amount of 4 1/2% Convertible Subordinated Notes Due 2007 (the "Notes") and 9,471,939 shares (as adjusted for a stock split that occurred on September 25, 2000) of Registrant's common stock, par value $0.01 per share, into which such Notes were convertible (the "Conversion Shares") pursuant to this Registration Statement on Form S-3 filed on May 9, 2000 and amended on May 24, 2000 (Registration No. 333-36632). Since that time and from time to time, the Registrant has filed prospectus supplements under the Registration Statement for the benefit of holders of the Notes not previously included as "Selling Holders" under the Registration Statement.

               The Registrant filed the Registration Statement pursuant to its obligations under a Registration Rights Agreement, dated as of February 14, 2000 (the "Registration Rights Agreement"), by and among the Registrant and Morgan Stanley & Co. Incorporated and Banc of America Securities LLC as initial purchasers. Pursuant to the Registration Rights Agreement, the Registrant's obligation to keep the Registration Statement effective terminated upon the expiration of the holding period that would be applicable under Rule 144(k) promulgated under the Securities Act of 1933, as amended. Therefore, this Post Effective Amendment No. 1 to the Registration Statement is being filed to de-register, as of the date hereof, all of the Notes and Conversion Shares that were registered under the Registration Statement but that have not been previously sold under the prospectus that is a part of the Registration Statement. As of August 2, 2002, $54,152,000 in aggregate principal amount of Notes convertible into 1,282,311 Conversion Shares remained unsold under the prospectus.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on August 29, 2002.

                                            SEMTECH CORPORATION


                                            By:    /S/ JOHN D. POE
                                                   -----------------------------
                                                   John D. Poe
                                                   Chairman of the Board & Chief
                                                   Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                      Title                             Date
---------                                      -----                             ----

/S/ JOHN D. POE                       Chief Executive Officer,              August 29, 2002
---------------                  Director and Chairman of the Board
John D. Poe                        (Principal Executive Officer)


/S/ DAVID G. FRANZ, JR.               Vice President-Finance,               August 29, 2002
-----------------------        Chief Financial Officer and Secretary
David G. Franz, Jr.                  (Principal Financial and
                                        Accounting Officer)


/S/ JAMES P. BURRA                            Director                      August 29, 2002
------------------
James P. Burra


/S/ ROCK N. HANKIN                            Director                      August 29, 2002
------------------
Rock N. Hankin


/S/ JAMES T. SCHRAITH                         Director                       August 29, 02
---------------------
James T. Schraith



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